                                                                   EXHIBIT 10.14

                                 April 5, 1994


Ms. Abeer A. Risheq
J-A-K Pacific Video
         Warranty and Repair Services, Inc.
12751 Maplewood Court
Poway, California  92064

         RE: Sale of Shares of Common Stock of J-A-K Pacific Video Warranty and Repair Services, Inc., a California corporation ("J-A-K"), by Abeer A. Risheq ("Seller") to Ultrak, Inc., a Colorado corporation ("Purchaser")

Dear Abeer:

         Seller desires to sell and Purchaser desires to purchase some or all of the shares of Common Stock of J-A-K in the following manner and subject to and in consideration for the following terms and conditions:

         1. Seller and J-A-K represent and warrant that J-A-K has recently acquired and now owns certain inventory, customer lists, service equipment, office furniture, contracts, accounts receivable, and other assets free and clear of any liens, liabilities, claims and encumbrances. Notwithstanding anything to the contrary contained in this Letter Agreement, Purchaser shall not assume or become in any way liable for any debt, liability, claim or obligation of Seller or J-A-K, except for warranty costs.

         2. Seller agrees to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase from Seller, 56% of all of the shares of Common Stock of J-A-K owned by Seller (the "Purchase Stock"), free and clear of all liens, liabilities, claims and encumbrances.

         3. The purchase price (the "Purchase Price") for the Purchase Stock shall be $400,000.00, PLUS any and all amounts that Purchaser owes to Seller and/or J-A-K as designated in the Settlement Statement (the "Settlement Statement") attached as Exhibit A hereto (which shall include a $173,315.00 entry), LESS any and all amounts that Seller and/or J-A-K owe to Purchaser as designated in the Settlement Statement, of which (a) an amount equal to the Purchase Price LESS $400,000.00 (such amount shall hereinafter be referred to as the "Closing Payment") shall be paid to Seller at Closing (as defined below); (b) $100,000.00 shall be paid to Seller on or before 90 days after the Closing Date (as defined below); (c) $100,000.00 shall be paid to Seller on or before 240 days after the Closing Date; and (d) $200,000.00 shall be paid to Seller on or before January 16, 1995. If the Closing Payment is a negative number, then an amount equal to the product of the Closing Payment and -1.0 shall be paid by Seller to Purchaser at Closing. Purchaser shall not be obligated to make the payments described in (b), (c) and (d) of this Section 3 unless and until a Certificate of Merger (the "Certificate of Merger") has been issued by the Secretary of State of California in connection with the Agreement of Merger that was originally filed by J-A-K

Ms. Abeer A. Risheq
April 5, 1994
Page 2



with the Secretary of State of California on April 4, 1994. Seller and J-A-K hereby covenant and agree to use her and its best efforts to effect the issuance of the Certificate of Merger.

         4. At Closing, the parties shall execute and deliver each document, agreement, and instrument required by this Letter Agreement to be so executed and delivered in connection with the purchase of the Purchase Stock and not theretofore accomplished. At Closing, Seller shall deliver to Purchaser certificates representing the Purchase Stock issued in Purchaser's name, free and clear of all liens, liabilities, claims and encumbrances.

         5. The closing of the transactions contemplated by this Letter Agreement ("Closing") shall take place on a date to be agreed upon by the parties, but in no event later than April 29, 1994 (the "Closing Date"), at a place to be agreed on by the parties. Notwithstanding anything to the contrary contained in this Letter Agreement, the effective date of the transaction contemplated by this Letter Agreement shall be April 5, 1994.

         6. Seller, J-A-K and Purchaser hereby agree that a certain amount of J-A-K's business is based upon J-A- K's performance of warranty repair servicing for four customers (the "Customers") of a certain equipment manufacturer (the "Warranty Repair Business"). If, at any time or from time to time during the period between the Closing Date and December 31, 1995,:

         (a) One or more of the Customers ceases to utilize J-A-K for warranty repair servicing; and

         (b) Purchaser is not responsible for such Customer or Customers ceasing to utilize J-A-K for warranty repair servicing;

then, within 30 days after receiving written notice from Purchaser of a Customer or Customers ceasing to utilize J-A-K for warranty repair servicing (the "Warranty Business Notice"), Seller shall refund to Purchaser an amount equal to 25% of the following number for each Customer listed in the Warranty Business Notice: $75,000.00 less any net profits earned by J-A-K from the Warranty Repair Business during the time period between the Closing Date and the date Seller receives the Warranty Business Notice.

         7. For and in consideration of $10.00, and the other terms of this Letter Agreement, the receipt and sufficiency of which is hereby acknowledged, Seller grants an Option (the "Option") to Purchaser to purchase all of the remaining shares of Common Stock of J-A-K (the "Option Stock"), free and clear of all liens, liabilities, claims and encumbrances. Purchaser shall have the option to purchase the Option Stock for $500,000.00 (the "Option Price") upon the following terms and conditions:

Ms. Abeer A. Risheq
April 5, 1994
Page 3




         (a) The Option shall terminate at 11:59 p.m., Central Standard Time, on January 16, 1995 (the "Expiration Date"), unless sooner exercised.

         (b) To exercise the Option, Purchaser shall give Seller written notice, on or prior to the Expiration Date, that Purchaser will purchase the Option Stock.

         (c) If Purchaser timely exercises the Option, then the Closing (the "Option Closing") shall take place on the tenth day following Seller's receipt of Purchaser's notice. The Option Closing shall take place at a time and place to be agreed upon by the parties.

         (d) At the Option Closing, at the option of Seller, Purchaser shall pay to Seller the Option Price by delivering either (i) Purchaser's Restricted Common Stock, valued (solely for the purpose of this Letter Agreement) at $8.00 per share, to a foreign corporation (the "Foreign Corporation") to be designated by Seller; or (ii) a promissory note bearing interest at 8% per annum, the principal and interest of which shall be due and payable in twelve (12) equal monthly installments beginning on the first day of the month following the Option Closing and continuing on the first day of each month thereafter. At the Option Closing, Seller, the Foreign Corporation, and any principal/affiliate of Seller and the Foreign Corporation shall execute such documents and agreements as Purchaser shall require in order for Purchaser to issue shares of its stock in compliance with exemptions from registration under applicable federal and state securities laws, including, but not limited to an investment letter in substantially the form of Exhibit B attached hereto. Seller and Purchaser shall each pay one-half of all reasonable out-of-pocket costs and expenses, including reasonable legal fees, in connection with issuing Purchaser's stock pursuant to the exemptions from applicable federal and state securities laws.

         (e) At the Option Closing, if any, the parties shall execute and deliver each document, agreement, and instrument required by this Letter Agreement to be so executed and delivered in connection with the purchase of the Option Stock and not theretofore accomplished. At the Option Closing, Seller shall deliver to Purchaser certificates representing the Option Stock issued in Purchaser's name, free and clear of all liens, liabilities, claims, and encumbrances.

         8. Seller and J-A-K represent and warrant that the following are true and correct as of this date and will be true and correct

Ms. Abeer A. Risheq
April 5, 1994
Page 4



through the Closing Date and the Option Closing, if any, as if made on those dates:

         (a) The authorized capital stock of J-A-K consists of 10,000,000 shares of Common Stock, $1.00 par value per share (the "Stock"), of which 7,303 shares are issued and outstanding on the date hereof. All of the issued and outstanding shares of the Common Stock of J-A-K have been duly authorized and validly issued and are fully paid and nonassessable, and shares of the Common Stock of J-A-K are held in its treasury. All of the issued and outstanding shares of the Common Stock of J-A-K are owned by Seller. There are no voting trusts, voting agreements, shareholder agreements, or other arrangements relating to the Common Stock of J-A-K and Seller has the sole right to vote or direct the voting of the shares of the Common Stock of J-A-K owned by him. The delivery at Closing, if any of the certificates representing the Purchase Stock issued in the Purchaser's name will vest in Purchaser good and indefeasible title to such Purchase Stock, free and clear of all liens, liabilities, claims, and encumbrances.
                 The delivery at the Option Closing of the certificates representing the Option Stock issued in Purchaser's name, in exchange for the Option Price, will vest in Purchaser good and indefeasible title to such Option Stock, free and clear of all liens, liabilities, claims, and encumbrances of every kind and the Option Stock shall be duly authorized, validly issued, fully paid, and nonassessable. No shares of Common Stock of J-A-K have been issued or disposed of in violation of any preemptive rights of any shareholder of J-A- K. There is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating J-A-K, Seller, or any other person or entity to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire, shares of or securities convertible into or exchangeable for, the Common Stock of J-A-K. There are no agreements between or among any of J-A-K, Seller, or any other person or entity limiting or restricting the free transferability of shares of Common Stock of J-A-K or granting to any person a right of first refusal with respect to any such shares of Common Stock of J-A-K.

         (b) This Letter Agreement and each other agreement contemplated hereby have been or will be duly executed and delivered by Seller and J-A-K and constitute or will constitute legal, valid and binding obligations of Seller and J-A-K, enforceable against Seller and J-A-K in accordance with their terms.

Ms. Abeer A. Risheq
April 5, 1994
Page 5



         (c) Between the execution hereof and January 16, 1995, Seller and J-A-K will not enter into any transaction that would restrict Purchaser's ability to fully exercise the Option or could reasonably be expected to affect adversely the Option Stock.

         (d) Seller owns the Purchase Stock and the Option Stock (collectively, the "Stock") free an clear of all liens, liabilities, claims, and encumbrances. At Closing, the Purchase Stock (and through the Option Closing, if any, the Option Stock) will be free and clear of all liens, liabilities, claims, and encumbrances.

         (e) Neither Seller nor J-A-K are parties to, nor is any of the Stock subject to or otherwise affected by, any judgment, order, writ, injunction, or decree (collectively, "Judgment"). Neither the execution and performance of this Letter Agreement or the agreements contemplated hereby nor the consummation of the transaction contemplated hereby or thereby will violate any agreement, document, applicable law or regulation or any Judgment. J-A-K has complied with all applicable laws, regulations and licensing requirements, and have filed with the proper authorities all necessary statements and reports. J-A-K possess all necessary licenses, franchises, permits and governmental authorizations to conduct the business of J-A-K as now conducted.

         (f) J-A-K has duly and timely filed and paid all amounts owed in connection with all income, excise, property, sales, payroll, withholding and other tax returns and reports required to be filed by it as of the date hereof.

         (g) No authorization, consent, approval, permit or license of, of filing with, any governmental or public body or authority, any lender or lessor of any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Letter Agreement or the agreements contemplated hereby on the part of Seller and J-A-K.

         (h) Seller does not own, directly or indirectly, any interest or have any investment in any corporation, business or other person which is a competitor or potential competitor of, or which otherwise directly or indirectly does business with, J-A-K.

         (i) All information furnished to Purchaser by Seller and J-A-K herein is true, correct and complete in all material respects. Such information states all material facts

Ms. Abeer A. Risheq
April 5, 1994
Page 6



                 required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

         9. Seller and J-A-K hereby agree that on or prior to Closing and the Option Closing, if any:

         (a) Neither Seller nor J-A-K shall take any action that might impair the business of J-A-K without the prior consent of Purchaser or take or fail to take any action that would cause or permit any representation made in Paragraph 8 hereof to be inaccurate at the time of Closing of the Option Closing, if any, or preclude Seller and J-A-K from making such representations and warranties at Closing or the Option Closing, if any.

         (b) Seller and J-A-K shall permit Purchaser and its authorized representatives full access to, and make available for inspection, the business premises of J-A-K and furnish Purchaser all documents and information with respect to the business ad affairs of J-A-K as Purchaser may request.

         (c) As long as this Letter Agreement shall remain effective, Seller will not negotiate with any other person with respect to the sale of the Stock.

         10. Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject t the fulfillment at or prior to Closing ad the Option Closing, if any, of each of the following conditions (the "Purchasers's Conditions Precedent"):

         (a) The representations and warranties of Seller and J-A-K contained herein shall be true and correct.

         (b) Seller and J-A-K shall have performed and complied with all covenants or conditions required by this Letter Agreement to be performed and complied with by him or it.

         (c) No action by any court or governmental agency shall have been threatened, asserted, or instituted to restrain or prohibit the transactions contemplated by this Letter Agreement.

         (d) The terms and provisions of this Letter Agreement must be approved in writing by Purchaser's lenders.

         (e) Purchaser shall have been furnished all due diligence documentation and information requested by it regarding Seller and J-A-K and the Stock and such document and

Ms. Abeer A. Risheq
April 5, 1994
Page 7



                 information shall be satisfactory to Purchaser in Purchaser's sole discretion.

         11. Seller hereby covenants and agrees that any time he owns Stock, Seller shall vote the Stock held by him so that the Board of Directors of the Corporation shall at all time consist of a majority of persons nominated by Purchaser.

         12. Upon execution of this Letter Agreement, the stock certificates representing the Stock shall contain substantially the following legend, in addition to any other legends deemed appropriate or necessary by the
Purchaser:

         This certificate is subject to the provision of that certain Letter Agreement dated April 5, 1994, among J-A-K Pacific Video Warranty and Repair Services, Inc., a California corporation, Abeer A. Risheq, and Ultrak, Inc., a Colorado corporation, which contains provisions for voting of shares and restrictions on transfer of shares. A copy of such Letter Agreement is on file in the office of the Secretary of the Corporation. The Corporation will furnish a copy of such Letter Agreement to the record holder of this certificate, without charge, upon written request to the Corporation at its principal place of business or registered office.

         13. Seller and J-A-K hereby agree to indemnify, defend and holder Purchaser and its agents, attorneys, affiliates, officers, directors and shareholders, harmless from and against all losses claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by Purchaser by reason of or resulting from: (a) a breach by Seller or J-A-K of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto; (b) any product liability claims, product-based personal injury claims, or breach of warranty claims relating to products sold by J-A-K, and any general liability claims arising out of or relating to occurrences of any nature relating to J-A-K's business prior to Closing or the Option Closing, if any, and whether any such claims are asserted prior to or after Closing or prior to or after the Option Closing, if any; (c) the conduct of J-A-K's business prior to Closing and the Option Closing, if any. The remedies provided in this Paragraph 13 shall not be exclusive of any other rights or remedies available to Purchaser, either at law or in equity.

         14. Any notice or communication pursuant hereto must be in writing and sent by certified mail, postage prepaid and with return receipt requested, to the address specified on the signature page of this Letter Agreement. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be

Ms. Abeer A. Risheq
April 5, 1994
Page 8



deemed communication as of 10:00 a.m. on the second business day after mailing. Any party may change its address for notice by written notice given to the other parties.

         15. Each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by any other party in successfully (i) enforcing any other terms of this Letter Agreement against such party or (ii) providing that the other party breached any of the terms of this Letter Agreement. Except as otherwise provided in the immediately preceding sentence, the parties shall pay their own expenses separately incurred in connection with the preparation and review of this Letter Agreement and the transactions contemplated hereby.

         16. The waiver by any party of any breach or provision of this Letter Agreement must be in writing and shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision hereof.

         17. If any provision of this Letter Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Letter Agreement shall b construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part of this Letter Agreement; and the remaining provisions of this Letter Agreement shall remain in full force ad effect and shall not be affected by the illegal, invalid, or unenforceable provision or by this severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Letter Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         18. This Letter Agreement may be amended only by an instrument in writing executed by the person against whom enforcement of the amendment is sought. This Letter Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no oral agreements among the parties to this Letter Agreement. Neither Seller nor J-A-K may assign any of their rights hereunder or delegate any of their duties hereunder. This Letter Agreement and the rights and obligations of the parties hereto shall be governed by, construed, and enforced in accordance with California law. This Letter Agreement is performable in San Diego County, California and venue in any litigation arising hereunder shall be in a court of competent jurisdiction in San Diego County, California. This Letter Agreement may be executed in one or more counterparts. This letter Agreement shall be binding on the parties hereto and their heirs, estates, personal representatives, successors, and assigns. This Letter Agreement shall not be construed against the party

Ms. Abeer A. Risheq
April 5, 1994
Page 9



responsible for, or primarily responsible for, preparing this Letter Agreement.

         19. The representatives, warranties and covenants contained herein shall survive Closing and the Option Closing, if any.

         20. Seller shall be liable for and shall indemnify Purchaser against all sales, use or other taxes resulting from the transactions contemplated hereby.

         If the foregoing correctly states our agreement concerning the matters referred to herein, please indicate your acceptance hereof and agreement hereto by executing the original and the enclosed copies of this Letter Agreement in the space provided below, retaining the copies for your reference and returning the original to the under signed at the address indicated below.

                                        Very truly yours,

                                        ULTRAK, INC.
Address:
1200 Champion Circle
Suite 100                               By:/s/ George K. Broady
Carrollton, Texas 75006                 Its: President
                                        Print Name: George K. Broady


ACCEPTED AND AGREED TO
effective as of the 5th
day of April, 1994:



Address:
12751 Maplewood Court
Poway, California  92064                /s/ Abeer A. Risheq
                                        ABEER A. RISHEQ

                                        J-A-K PACIFIC VIDEO WARRANTY
                                        AND REPAIR SERVICES, INC.

Address:
12751 Maplewood Court                   By: /s/ Abeer A. Risheq
Poway, California  92064                Its: President
                                        Print Name: Abeer Risheq

Ms. Abeer A. Risheq
April 5, 1994
Page 10



  SETTLEMENT STMT-REVISED 4/13/94                                    EXHIBIT A

ITEMS DUE TO JAK:                                                    ATTACHMENT                                 AMOUNT
1).      Payment at Closing per Agreement                                                                      173,315.00

2).      UPS freight paid by JAK on behalf                              1                                       19,265.46
                 of Focus from 10-1-93 to 3-31-94

3).      Portion of Eric Z.s salary paid by JAK                         2                                        7,764.00
                 on behalf of Focus from 10-1-93 to 3-31-94

4).      Rent and other overhead from 10-1-93 to 3-31-94                                                         3,236.00

5).      JAK Inventory as of 3-31-94                                    3                                       40,744.23
           Estimated Freight                                                                                     1,000.00

6).      JAK Fixed assets as of 3-31-94                                 4                                        9,840.00

7).      JAK Accounts Receivable as of 3-31-94 (to be                                                                0.00
           collected and remitted directly to JAK)
                                                                                                               ----------
Total amounts due to JAK                                                                                       257,164.69
                                                                                                               ----------

ITEMS DUE FROM JAK:

1).      Invoice due from JAK                                           8                                      112,766.68
           from 10-18-93 to 3-17-94

2).      Product sold by JAK from Focus Inventory                       9                                       24,501.00
           from 3-18-94 to 3-31-94
                                                                                                               ----------
Total amounts due from JAK                                                                                     137,267.68
                                                                                                               ----------
Net amount doe to JAK at closing                                                                               119,897.01
                                                                                                               ----------

AGREED TO BY:

/s/ Abeer Risheq                                                                                               4-14-94
                                                                                                               ----------
Abeer Risheq                                                                                                   Date

/s/ George Broady                                                                                              4-14-94
                                                                                                               ----------
George Broady                                                                                                  Date

                                   EXHIBIT B

                              _____________, 1995

                               INVESTMENT LETTER


Ultrak, Inc.
1220 Champion Circle
Suite 100
Carrollton, Texas  75006

Gentlemen:

         This letter is issued to you in connection with the undersigned's purchase from you of a total of 62,500 shares (the "Shares") of your Common Stock, no par value, for total consideration of $500,000.00.

         In connection with the issuance to the undersigned of the Shares, the undersigned hereby acknowledges and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Federal Act"), or any securities act of any applicable state (the "State Acts"), that the Shares are being issued to the undersigned in reliance upon one or more exemptions from registration contained in the Federal Act and the State Acts, and that your reliance on such exemptions is based in part upon the representations made in this letter.

         The undersigned hereby represents to you that the undersigned is acquiring the Shares solely for the undersigned's own account for investment and not with a view to, or for offer or sale in connection with, the "distribution" of all or any part of the Shares within the meaning of the Federal Act.

         The undersigned hereby acknowledges that the provisions of Rule 144 promulgated under the Federal Act are not now available for the public resale of the Shares, and that the undersigned has no right to have the Shares registered under the Federal Act to permit them to be resold. The undersigned also hereby acknowledges that, as the result of the foregoing, the undersigned must hold the Shares for the holding period provided by Rule 144, assuming the entire risk of investment therein during such period, unless the Shares are subsequently registered under the Federal Act or unless an exemption from registration is available at the time or resale.

          The undersigned hereby acknowledges that the undersigned has been given copies of the documents (the "Documents") listed on Exhibit A attached hereto and previously filed by you with the Securities and Exchange Commission (the "SEC"). Moreover, the undersigned hereby represents to you that the undersigned has such knowledge and experience in financial and business matters, that the undersigned is capable of evaluating the merits and risks of investing in the Shares and that the undesigned is able to bear the economic risk, including a total loss, of such an investment. In that regard, the undersigned hereby represents to you that the undersigned meets the definition of an "accredited investor" under

April 5, 1994
Page 2

Rule 501(a) of Regulation D promulgated by the SEC (a copy of Rule 501(a) is attached hereto).

         The undersigned understands that the purchase of the Shares involves a high degree of risk and possible loss of the entire investment in the Shares. The undersigned is purchasing the Shares based solely on the undersigned's review of the Documents and not based on any written or oral statements by you or any individual or firm (other than the currently applicable statements in the Documents - which the undersigned may rely on).

         The undersigned understands that the undersigned must not, and the undersigned agrees that the undersigned will not, sell, transfer, assign, encumber, or otherwise dispose of the Shares or any interest therein, unless prior thereto the undersigned has delivered to you, and you have accepted as satisfactory, an opinion of experienced and competent counsel to the effect that such proposed sale, transfer, assignment, encumbrance, or disposition will not constitute or result in any violation of the Federal Act, the State Acts, or any other applicable statute relating to the disposition of securities.

         Nothing in this letter shall permit the undersigned to sell any of the Shares in violation of any other agreement between you and the undersigned or among you, the undersigned, and others.

         The undersigned understands and agrees that there may a typed or otherwise printed on the certificates representing the Shares a legend referring to the foregoing restriction upon disposition, such legend to be substantially in the following form:

         The shares evidenced by this certificate have not been registered under the Securities Act of 1933 (the "Act") or under any applicable state law, and such shares may not be sold, transferred, assigned or otherwise disposed of unless a registration statement under the Act with respect to such disposition shall then be in effect or unless the person requesting the transfer of such shares shall furnish, with respect to such transfer, an opinion of counsel (both counsel and opinion to be satisfactory to the Corporation) to the effect that such sale, transfer, assignment or disposition will not involve any violation of the Act or any superseding statute or any applicable state law.

         The undersigned also understands that the keeper of your stock transfer books and records has been instructed not to transfer the Shares except upon your instructions and that you will take such other steps as you deem necessary to prevent the transfer of the Shares in the absence of compliance with the foregoing restrictions.

                               Very truly yours,

April 5, 1994
Page 3



Date:___________                           ___________________________________



         If the person signing this letter is an individual and is married, then such person's spouse must sign below:

         I hereby acknowledge that I have read this letter and fully understand the contents. I further agree that any community interest that I have in the Shares shall be subject to this letter.



Date:____________                          ___________________________________
                                           Signature